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                                                                    EXHIBIT 10.6


                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT ("Agreement"), dated as of July 1, 1998, by and between WALDEN RESIDENTIAL PROPERTIES, INC., a Maryland corporation ("Company") and ROBIN K. MINICK ("RKM").

                                    RECITALS:

         A. Company desires to employ RKM and RKM desires to accept employment by the Company in the capacity as "In-House Counsel" to the Company.

         B. RKM is willing to render services as In-House Counsel to the Company on the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing premises and the agreements set forth herein, the Company and RKM hereby agree as follows:

         1. Employment. The Company agrees to and does hereby employ RKM to perform the duties of Senior Vice President and In-House Counsel, and RKM accepts such employment, upon the terms and conditions set forth below. RKM also shall be elected as the duly authorized Senior Vice President of the Company, with full signatory authority as a duly elected officer of the Company.

         2. Term. The term of this Agreement shall be the period commencing as of the date hereof and continuing thereafter for a period of three (3) years (as extended as hereinafter provided, the "Term"); provided, however, that at the end of the such three (3) year period and each anniversary date thereafter, the Term automatically will be extended for an additional one (1) year unless, not later than sixty (60) days prior to the end of such three (3) year period or any such anniversary date, as the case may be, the Company or RKM shall have given notice that Company or RKM, as the case may be, does not wish to have the Term extended.

         3. Duties and Services.

                  a. RKM agrees to serve the Company as the In-House Counsel and Senior Vice President and to devote her full time, attention and energies to the business of the Company and will not, without the prior written consent of the Board of the Directors of the Company ("Board"), be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activities are pursued for gain, profit or pecuniary advantage. Notwithstanding the foregoing, RKM will not be prevented from (i) engaging in any civic or charitable activity for which RKM receives no compensation or other pecuniary advantage; (ii) investing her personal assets in businesses which do not directly compete with the Company provided that such investment



EMPLOYMENT AGREEMENT---ROBIN K. MINICK                                    PAGE 1


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will not require any services on the part of RKM in the operation of the affairs of the businesses in which investments are made and provided further that RKM's participation in such businesses is solely that of an investor; (iii) purchasing securities in any corporation whose securities are regularly traded, provided that such purchases will not result in RKM owning beneficially at any time five percent (5%) or more of the equity securities of any corporation engaged in a business directly competitive with that of the Company; or (iv) participation in any other activity approved in advance in writing by the Board. RKM also agrees to perform from time to time such other executive services as the Company shall reasonably request, provided that such services shall be consistent with her position and status as In-House Counsel and Senior Vice President of the Company. In attending to the business and affairs of the Company, RKM agrees to serve the Company faithfully, diligently and to the best of her ability.

                  b. The duties and responsibilities of RKM shall be commensurate with those of the in-house counsel and senior vice president of any large, publicly-held corporation similar to the Company that is a multi-family real estate investment trust traded on the New York Stock Exchange.

         4. Compensation.

                  a. As consideration for the services to be rendered hereunder by RKM, the Company agrees to pay to RKM, and RKM agrees to accept, payable in accordance with the Company's standard payroll practices for officers, but payable in not less than monthly installments, compensation of One Hundred Thirty Thousand Dollars ($130,000) per annum or such greater amount as may be determined from time to time by the Board pursuant to performance reviews to be conducted on an annual basis or such shorter time period as the Board shall deem appropriate (the "Salary").

                  b. Company further agrees to pay to RKM, as additional compensation, on or before January 1st of each year during the Term, a minimum amount of Seventy Thousand Dollars ($70,000) ("Additional Compensation"), payable in such combinations of cash, options and securities as Company and RKM shall agree. Notwithstanding the foregoing, the minimum Additional Compensation due for the initial year of the Term shall be Sixty Thousand Dollars ($60,000). Such Additional Compensation shall be in addition to any amounts provided in subparagraph c. below and may be increased as may be determined from time to time by the Board pursuant to performance reviews to be conducted on an annual basis or such shorter time period as the Board shall deem appropriate. (Salary and Additional Compensation hereinafter are collectively referred to as the "Compensation".)

                  c. Company further agrees to deliver to RKM, no later than the time of the next meeting following the effective date of this Agreement of the Compensation Committee of the Board, 40,000 stock options under the Company's Amended and Restated 1994 Stock Option Plan.


EMPLOYMENT AGREEMENT---ROBIN K. MINICK                                    PAGE 2

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                  d. RKM shall be eligible to participate in the Corporate
Associates Bonus Program of the Company and any such bonuses shall be calculated based on RKM's Compensation.

         5. Termination for Cause.

                  a. In the event that RKM shall be discharged for "Cause" as provided in Section 5(b) hereof, all compensation payable to RKM pursuant to
Section 4 in respect of periods after such discharge shall terminate immediately upon such discharge, and the Company shall have no obligations with respect thereto, nor shall the Company be obligated to pay RKM severance compensation under Section 7 hereof.

                  b. For the purposes of this Agreement, "Cause" shall mean that, prior to any termination pursuant to Section 5(a) hereof, RKM shall have committed:

                           (i) an intentional act or acts of fraud, embezzlement or theft constituting a felony and resulting or intended to result directly or indirectly in gain or personal enrichment for RKM at the expense of the Company, all as determined by a court of competent jurisdiction in a final order that is non-appealable; or

                           (ii) the continued, repeated, intentional and willful refusal to perform the duties associated with RKM's position with the Company, which is not cured within fifteen (15) days following written notice received by RKM.

For purposes of this Agreement, no act or failure to act on the part of RKM shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done or omitted to be done by RKM not in good faith and without reasonable belief that her action or omission was in the best interest of the Company.

         RKM shall not be deemed to have been terminated for "Cause" hereunder unless and until there shall have been delivered to RKM a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Board then in office at a meeting of the Board called and held for such purpose, after reasonable notice to RKM and an opportunity for RKM, together with her counsel (if RKM chooses to have counsel present at such meeting), to be heard before the Board, finding that, in the good faith opinion of the Board, RKM had committed an act constituting "Cause" as herein defined and specifying the particulars thereof in detail. Nothing herein will limit the right of RKM or her beneficiaries to contest the validity or propriety of any such determination.

         6. Termination Without Cause. Either the Company or RKM may terminate her employment without Cause, but only upon delivery to the other party of a written notice of termination specifying a termination date at least thirty (30) days, but not more than sixty


EMPLOYMENT AGREEMENT---ROBIN K. MINICK                                    PAGE 3

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(60) days, after the date of delivery of such notice. RKM may elect to terminate her employment under this Section 6 at any time prior to receiving the Board resolution described in Section 5(b) hereof notwithstanding that the Company claims a right to terminate RKM under Section 5(a) hereof and such election by RKM shall be binding on both parties.

         7. Termination Compensation.

                  a. If, during the Term, RKM's employment is terminated (i) for any reason other than (A) pursuant to Section 5(a) hereof, (B) by reason of death, (C) by reason of Disability (hereinafter defined) or (D) by notice by RKM pursuant to Section 6 hereof or (ii) by RKM due to Constructive Discharge (hereinafter defined), then RKM shall receive termination pay in an amount equal to the highest annualized rate of RKM's total compensation prior to the date of termination, payable in cash within five (5) business days of the date of termination.

                  b. For the purposes of this Agreement, "Constructive Discharge" shall mean:

                  (i) any reduction in Salary;

                  (ii) a material reduction in RKM's job function, authority, duties or responsibilities, or a similar change in RKM's reporting relationships;

                  (iii) a required relocation of RKM of more than 25 miles from RKM's current job location;

                  (iv) any breach of any of the terms of this Agreement by the Company which is not cured within fifteen (15) days following written notice thereof by RKM to the Company; or

                  (v) in the event of a "Change of Control" (as hereinafter defined) RKM has reasonably determined that, as a result of a change in circumstances following the Change of Control of the Company, that significantly affect her employment, she is unable to exercise the authority, proven duties and responsibilities contemplated by Section 3 hereof;

provided, however, that the term "Constructive Discharge" shall not include a specific event described in the preceding clause (i), (ii), (iii), (iv) or (v) unless RKM actually terminates her employment with the Company within sixty (60) days after the occurrence of such event.

                  c. The amount of compensation payable pursuant to this Section 7 is not subject to any deduction (except for withholding taxes), reduction, offset or counterclaim, and the Company may not give advance notice of termination in lieu of the payment provided for in this Section 7.


EMPLOYMENT AGREEMENT---ROBIN K. MINICK                                    PAGE 4

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         8. Termination in the Event of Death. This Agreement shall terminate automatically upon the death of RKM. In such event, the Company shall pay to RKM's legal representative only the base salary due to RKM up to the date of termination as well as incentive bonuses, which have accrued through the date of termination, and benefits payable pursuant to this Agreement.

         9. Termination in the Event of Disability. If during the Term, RKM becomes physically or mentally disabled so as to become unable, for a period of more than six (6) consecutive months, to perform her duties hereunder on substantially a full time basis ("Disability"), the Company may at its option terminate RKM's employment hereunder upon not less than thirty (30) days= written notice. In the event of such termination, RKM shall be entitled to continue to receive her base salary and benefits, excluding any incentive bonuses (except those that have accrued prior to the date of such Disability which shall be specifically included), for a period equal to the lesser of (a) twenty-four (24) months from the date of termination and (b) the remainder of the Term, and then shall receive such benefits as are available to senior officers of the Company under any applicable disability plan.

         10. Change in Control of the Company.

                  a. If a Change in Control (hereinafter defined) of the Company occurs upon or prior to the scheduled expiration of the Term and within three
(3) years after the Change in Control of the Company (i) RKM is terminated by the Company for reasons other than (A) death, (B) Disability or (C) Cause or
(ii) RKM terminates her employment as a result of Constructive Discharge, the Company, within thirty (30) days of RKM's termination of employment, will pay to RKM, in lieu of any severance obligation under Section 7 hereof, an amount equal to two (2) times RKM's total compensation, which, for purposes of this Section 10, shall mean an amount equal to the highest annualized rate of RKM's total compensation prior to the date of termination.

                  b. For purposes of this Agreement, a "Change in Control" shall have occurred if at any time during the Term any of the following events occurs:

                           (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (hereinafter defined) of the Company immediately prior to such transaction;

                           (ii) The Company sells all or substantially all of its assets to any other corporation or other legal person, less than a majority of the combined voting power of the then-outstanding voting securities


EMPLOYMENT AGREEMENT---ROBIN K. MINICK                                    PAGE 5
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                           of which are held in the aggregate by the holders of
                           Voting Stock of the Company immediately prior to such sale;

                           (iii) There is a report filed on Schedule 13D or
                           Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing twenty-five percent (25%) or more of the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors of the Company ("Voting Stock");

                           (iv) The Company files a report or proxy statement with the Securities and Exchange Commission ("SEC") pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

                           (v) If during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds (2/3) of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

         Notwithstanding the foregoing provisions of Sections 10(b)(iii) or 10(b)(iv) hereof, a "Change in Control" shall not be deemed to have occurred for purposes of this Agreement solely because the Company, an entity in which the Company directly or indirectly beneficially owns fifty percent (50%) or more of the voting securities of such entity, any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company either files or becomes obligated to file a report or a proxy statement under or in response to
Schedule 13D, Schedule 14D- 1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of voting securities of the Company, whether in excess of twenty-five percent (25%) or otherwise, or because the Company, reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.


EMPLOYMENT AGREEMENT---ROBIN K. MINICK                                    PAGE 6

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         11. Certain Additional Payments by the Company.

                  a. Anything in the Agreement to the contrary notwithstanding, in the event that it shall be determined (as hereinafter provided) that any payment or distribution by the Company to or for the benefit of RKM, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement (a "Payment"), would be subject to the excise tax imposed by Section 4999 (or any successor provision thereto) of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereafter collectively referred to as the "Excise Tax"), then RKM shall be entitled to receive an additional payment or payments (" a Gross-Up Payment") in an amount such that, after payment by RKM of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, RKM retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

                  b. All determinations required to be made under this Section 11, including whether an Excise Tax is payable by RKM and the amount of such Excise Tax and whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by a nationally recognized firm of certified public accountants (the "Accounting Firm") selected by RKM in her sole discretion. RKM shall direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Company and RKM within fifteen (15) calendar days after the termination date, if applicable, or such earlier time or times as may be requested by the Company or RKM. If the Accounting Firm determines that any Excise Tax is payable by RKM, the Company shall pay the required Gross-Up Payment to RKM within five (5) business days after receipt of such determinations and calculations. If the Accounting Firm determines that no Excise Tax is payable by RKM, it shall, at the same time as it makes such determination, furnish RKM with an opinion that she has substantial authority not to report any Excise Tax on her federal income tax return. Any determination by the Accounting Firm as to the amount of the Gross-Up Payment shall be binding upon the Company and RKM. As a result of the uncertainty in the application of
Section 4999 of the Code (or any successor provision thereto) at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that RKM is required to make a payment of any Excise Tax, RKM shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and RKM as promptly as possible. Any such Underpayment shall be promptly paid by the Company to, or for the benefit of, RKM within five (5) business days after receipt of such determination and calculations.

                  c. The Company and RKM shall each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the


EMPLOYMENT AGREEMENT---ROBIN K. MINICK                                    PAGE 7

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Company or RKM, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determination contemplated by Section 11(b) hereof.

                  d. The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by
Section 11(b) hereof shall be borne by the Company. If such fees and expenses are initially paid by RKM, the Company shall reimburse RKM the full amount of such fees and expenses within five (5) business days after receipt from RKM of a statement therefor and reasonable evidence of her payment thereof.

         12. Life Insurance. The Company shall, at its sole expense, obtain and maintain in full force and effect life insurance on RKM's life in an amount equal to once RKM's total compensation, payable to a beneficiary of RKM's choice.

         13. Other Benefits.

                  a. Except as expressly provided herein, this Agreement shall not:

                           (i) be deemed to limit or affect the right of RKM to receive other forms of additional compensation or to participate in any insurance, retirement, disability, profit-sharing, stock purchase, stock option, stock appreciation rights, cash or stock bonus or other plan or arrangement or in any other benefits now or hereafter provided by the Company or any of the Company's affiliated companies for its officers; or

                           (ii) be deemed to be a waiver by RKM of any vested rights which RKM may have or may hereafter acquire under any employee benefit plan or arrangement of the Company or any of the Company's affiliated companies.

                  b. Company shall provide the same benefits to RKM, including health insurance as are provided to any other officer of the Company.

                  c. It is contemplated that, in connection with her employment hereunder, RKM may be required to incur reasonable business, entertainment and travel expenses. The Company agrees to reimburse RKM in full for all reasonable and necessary business, entertainment and other related expenses, including travel expenses, incurred or expended by her incident to the performance of her duties hereunder, upon submission by RKM to the Company of such vouchers or expense statements satisfactorily evidencing such expenses as may be reasonably requested by the Company.

                  d. It is understood and agreed by the Company that during the Term, RKM shall be entitled to annual paid vacations (taken consecutively or in segments), and


EMPLOYMENT AGREEMENT---ROBIN K. MINICK                                    PAGE 8
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paid personal days, the length and number of which shall be consistent with the effective discharge of RKM's duties and the general customs and practices of the Company applicable to its officers.

                  e. It is understood and agreed by the Company that, in connection with RKM's position as In-House Counsel to the Company, RKM will be required to maintain certain licenses, association affiliations and professional liability insurance to effectively and legally discharge her duties to the Company. Company agrees to pay all dues and membership fees relative to the maintenance of such licenses and memberships and all premiums related to any such insurance.

         14. No Mitigation Obligation. The Company hereby acknowledges that it will be difficult and may be impossible (a) for RKM to find reasonably comparable employment following the date of termination, and (b) to measure the amount of damages which RKM may suffer as a result of termination of employment hereunder. Accordingly, the payment of the termination compensation by the Company to RKM in accordance with the terms of this Agreement is hereby acknowledged by the Company to be reasonable and will be liquidated damages, and RKM will not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor will any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of RKM hereunder or otherwise.

         15. Confidentiality.

                  a. Recognizing that the knowledge and information about the business methods, systems, plans and policies of the Company and of its affiliated companies which RKM has heretofore and shall hereafter receive, obtain or establish as an employee of the Company or its affiliated companies are valuable and unique assets of the Company and its affiliated companies, RKM agrees that she shall not (otherwise than pursuant to her duties hereunder) disclose, without the written consent of the Company, any confidential knowledge or information pertaining to the Company or its affiliated companies, or their business, personnel or plans, to any person, firm, corporation or other entity, which would result in any material harm or damage to the company, its business or prospects, for any reason or purpose whatsoever, unless required by law or legal process. In the event RKM is required by law or legal process to provide documents or disclose information, she shall, at Company's expense, take all reasonable steps to maintain confidentiality of documents and information including notifying the Company and giving it an opportunity to seek a protective order, at its sole cost and expense. Company agrees to indemnify RKM with respect to any costs and expenses (including reasonable attorneys' fees) incurred by RKM in connection with any such required provision or disclosure.

                  b. The provisions of this Section 15 shall survive the expiration or termination of this Agreement, without regard to the reason therefor, for a period of two (2) years from the earlier of (i) expiration of the Term or (ii) termination of RKM's employment with the Company.


EMPLOYMENT AGREEMENT---ROBIN K. MINICK                                    PAGE 9

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         16. Legal Fees and Expenses. It is the intent of the Company that RKM not be required to incur legal fees and related expenses associated with the interpretation, enforcement or defense of RKM's rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to RKM hereunder. Accordingly, if it should appear to RKM that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable or in any way reduce the possibility of collecting the amounts due hereunder, or institutes any litigation or other action or proceeding designed to deny, or to recover from, RKM any payments or benefits provided hereunder, the Company irrevocably authorizes RKM from time to time to retain counsel of RKM's choice, at the expense of the Company as hereafter provided, to advise and represent RKM in connection with any such interpretation, enforcement or defense, including, without limitation, the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. The Company will pay and be solely financially responsible for any and all attorneys= and related fees and expenses incurred by RKM in connection with any of the foregoing, except only in the event of litigation where the Company prevails on all causes of action by virtue of a final and non-appealable order from a court of competent jurisdiction.

         17. Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any law or government regulation or ruling.

         18. Successors and Binding Agreement.

                  a. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to RKM, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including, without limitation, any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.

                  b. This Agreement will inure to the benefit of and be enforceable by RKM's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.


EMPLOYMENT AGREEMENT---ROBIN K. MINICK                                   PAGE 10

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                  c. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 18(a) and 18(b) hereof and with respect to the Company's obligation to pay legal fees and expenses under right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by RKM's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 18(c), the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated, except with respect to legal fees and expenses, as and to the extent provided in Section 16 hereof. Any transfer or attempted transfer contrary to this Section 18 shall be void ab initio.

         19. Notices. For all purposes of this Agreement, all communications, including, without limitation, notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five (5) business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three (3) business days after having been sent by a nationally recognized overnight courier services such as Federal Express, UPS or Purolator, addressed to the Company (to the attention of the Secretary of the Company) at the address set forth on the signature pages of this Agreement and to RKM at the address set forth on the signature pages of this Agreement, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

         20. Governing Law. The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Texas, without giving effect to the principles of conflict of laws of such State. Venue with respect to this Agreement shall be held in Dallas County, Texas.

         21. Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal.

         22. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by RKM and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter


EMPLOYMENT AGREEMENT---ROBIN K. MINICK                                   PAGE 11

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hereof have been made by either party which are not set forth expressly in this
Agreement. Except as otherwise identified, references to Sections are references to Sections of this Agreement.

         23. Survival of Certain Provisions. Notwithstanding anything herein to the contrary, the obligations of the Company under Sections 7, 9, 10, 11, 13 and 16 hereof, to the extent applicable, shall remain operative and in full force and effect regardless of the expiration, for any reason, of the Term.

         24. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

         25. Warranty. RKM warrants and represents that she is not a party to any agreement, contract or understanding, whether or employment or otherwise, which would in any way restrict or prohibit her from undertaking or performing employment in accordance with the terms and conditions of this Agreement.

         26. Board Approval. By executing this Agreement, the Company acknowledges that this Agreement has been reviewed and approved by the Compensation Committee of the Board.

         27. Support Personnel. RKM shall have the right to hire, with the consent and approval of the Chief Financial Officer, such personnel as RKM may reasonably require to perform her duties as In-House Counsel to the Company. The Company initially shall employ Cathleen S. Cox as a paralegal with such duties and responsibilities as RKM shall reasonably determine.



EMPLOYMENT AGREEMENT---ROBIN K. MINICK                                   PAGE 12

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                            WALDEN RESIDENTIAL PROPERTIES, INC.,
                                            a Maryland corporation

                                            By:
                                               ---------------------------------
                                                     Marshall B. Edwards
                                                     Chief Executive Officer

                                            Address:
                                            5080 Spectrum Centre
                                            Suite 1000 East
                                            Dallas, Texas 75248

                                            ------------------------------------
                                            ROBIN K. MINICK

                                            Address:
                                            3371 Darbyshire
                                            Dallas, Texas 75229


EMPLOYMENT AGREEMENT---ROBIN K. MINICK                                   PAGE 13